Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Covista Communications, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated April 11, 2001 (April 24, 2001 as to Note 21c), appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2001 as amended by Amendments No. 1 and No. 2 on Form 10-K/A.


/s/  DELOITTE & TOUCHE LLP
New York, New York
January 28, 2002